Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 7, 2012 relating to the financial statement of CyrusOne Inc. appearing in the Registration Statement (No. 333-183132) on Form S-11, as amended.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
January 22, 2013